Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-257277) of Diversified Healthcare Trust, and
(2)Registration Statement (Form S-8 No. 333-191081) pertaining to the 2012 Equity Compensation Plan of Diversified Healthcare Trust;
of our report dated March 2, 2020, with respect to the consolidated financial statements and schedule of Diversified Healthcare Trust included in this Annual Report (Form 10-K) of Diversified Healthcare Trust for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 23, 2022